SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-A/A
                              Amendment No. 2

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             DEXTER CORPORATION
 ------------------------------------------------------------------
           (Exact name of Registrant as specified in charter)

      Connecticut                                   06-0321410
 -----------------------------------        --------------------------------
 (State of Incorporation                    (I.R.S. Employer
      or Organization)                         Identification No.)

 One Elm Street, Windsor Locks, Connecticut              06096
 ------------------------------------------           -----------
  (Address of principal executive offices)             (Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

           Rights to purchase Fractional
           Units of Preferred Stock           New York Stock Exchange

   If this Form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
       General Instruction A.(c), please check the following box. [ ]

   If this Form relates to the registration of a class of debt securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
       General Instruction A.(d), please check the following box. [ ]

          -------------------------------------------------------

 Securities Act registration statement file number to which this Form relates:

                               Not Applicable

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
     -----------------------------------------------------------------
                              (Title of class)




      This Amendment No. 2 amends the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 12, 1996, as amended by Amendment No. 1, filed with the Securities and Exchange Commission on October 13, 1999, in connection with the Registrant's listing of rights to purchase fractional units of preferred stock ("Rights") on the New York Stock Exchange.

      This Amendment No. 2 is being filed to include as an exhibit to this Registration Statement Amendment No. 2, dated as of February 8, 2000, to the Rights Agreement, dated as of August 23, 1996, as amended by Amendment No. 1 thereto, dated as of October 4, 1999, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.


 Item 1.   Description of Securities to be Registered.

      The Registrant has entered into Amendment No. 2 to the Rights Agreement, dated as of February 8, 2000 ("Amendment No. 2"), a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference. Amendment No. 2 amends the definition of "Acquiring Person" and "Qualifying Offer" such that the rights issued pursuant to the Rights Agreement will not be triggered by, and the Rights Agreement shall be inapplicable to, any offer for all of the outstanding shares of the Registrant to the stockholders of the Registrant which either (i) is at a price and on terms determined by at least a majority of the entire Board of Directors of the Registrant to be in the best interest of the Registrant and its stockholders or (ii) the Registrant's financial advisor opines is fair from a financial point of view, is supported by liquid funds on hand or by fully committed financing, is substantially unconditional and has been open to the stockholders of the Registrant for at least 60 calendar days.

 Item 2.   Exhibits.

 (4.1) The Rights Agreement, dated as of August 23, 1996, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A of Dexter Corporation dated as of November 12,
 1996).

 (4.2)     Amendment No. 1, dated as of October 4, 1999, to the Rights
 Agreement, dated as of August 23, 1996, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit (4.2) to the Amendment No. 1 to the Registration Statement on Form 8-A of Dexter Corporation dated as of October 6, 1999).

 (4.3)     Amendment No. 2, dated as of February 8, 2000, to the Rights
 Agreement dated as of August 23, 1996, as amended by Amendment No. 1 thereto, dated as of October 4, 1999, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.


                                 SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             DEXTER CORPORATION

                             By: /s/ Bruce H. Beatt
                                 --------------------------------------
                                 Name:   Bruce H. Beatt
                                 Title:  Vice President and Secretary
 Dated:    February 14, 2000



                             INDEX TO EXHIBITS

(4.1)   The Rights Agreement, dated as of August 23, 1996, by and between
Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A of Dexter Corporation dated as of November 12, 1996).

(4.2)   Amendment No. 1, dated as of October 4, 1999, to the Rights
Agreement, dated as of August 23, 1996, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit (4.2) to the Amendment No. 1 to the Registration Statement on Form 8-A of Dexter Corporation dated as of October 6, 1999).

(4.3)    Amendment No. 2, dated as of February 8, 2000, to the Rights
Agreement dated as of August 23, 1996, as amended by Amendment No. 1 thereto, dated as of October 4, 1999, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.